UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 31, 2022

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

virginia	000-00209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 Fairystone Park Highway Bassett, Virginia	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock ($5.00 par value)	BSET	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 31, 2022, Bassett Furniture Industries, Incorporated (“Bassett”) and its wholly-owned subsidiary, Zenith Freight Lines, LLC (“Zenith”) entered into a material definitive agreement with J.B. Hunt Transport, Inc. (“J.B. Hunt”) by which Bassett will sell substantially all of Zenith’s assets to J.B. Hunt for approximately $87 million in cash subject to certain potential post-closing adjustments as described in the agreement. The completion of the transaction is subject to certain customary closing conditions as described in the agreement and is expected to close by February 28, 2022. Concurrent with the closing, Bassett and J.B. Hunt will enter into a long-term Master Transportation Agreement whereby J.B. Hunt will continue to provide Bassett those services currently provided by Zenith.

The foregoing description of the agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations and warranties contained in the agreement were made only for the purposes of the agreement as of the specific dates therein and were solely for the benefit of the parities to the agreement. The representations and warranties contained in the agreement may be subject to limitations agreed upon by the parties to the agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the agreement. These confidential disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the agreement. Moreover, certain representations and warranties in the agreement may be subject to a standard of materiality provided for in the agreement and have been used for the purpose of allocating the risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreement, which subsequent information may or may not be fully reflected in Bassett or J.B. Hunt public disclosures.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements with respect to the closing and completion of the above-described transaction, which are subject to various risks and uncertainties. These include without limitation: the expected timing and likelihood of completion of the proposed transaction; the risk that conditions to the closing of the transaction may not be satisfied; and the risk that the consummation of the Master Transportation Agreement does not occur.

Item 9.01. Financial Statements and Exhibits.

Exhibits

2.1	Asset Purchase Agreement dated January 31, 2022, by and among Bassett Furniture Industries, Incorporated, Zenith Freight Lines, LLC and J.B. Hunt Transport, Inc. *

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*
Filed herewith. Schedules and exhibits have been omitted pursuant to 601(b)(2) of Regulation S-K. Bassett Furniture Industries, Inc. agrees to furnish supplementary to the SEC a copy of any omitted schedule upon request by the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: February 1, 2022	By: /s/ J. Michael Daniel
J. Michael Daniel